UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1095 Broken Sound Parkway, Suite 300 Boca Raton, FL (Address of principal executive offices)	33487 (Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2021, Aaron LoCascio, the President and co-founder of Greenlane Holdings, Inc. (the “Company”) and a member of the Company’s Board of Directors (the “Board”), entered into a Separation and General Release Agreement (the “Separation Agreement”) with Warehouse Goods LLC, a wholly owned subsidiary of the Company, whereby Mr. LoCascio’s employment with the Company was terminated effective December 31, 2021 (the “Separation Date”). Mr. LoCascio’s decision to step down as President of the Company and enter into the Separation Agreement is due to his desire to pursue other interests and is not the result of any disagreement with the Company or any matter relating to the Company’s operating, policies or practices. Mr. LoCascio will continue to serve as a member of the Board after the Separation Date.

Pursuant to the Separation Agreement, Mr. LoCascio will (i) receive a cash severance payment totaling $267,420.44, representing eight months’ salary and COBRA payments, each payable in accordance with the Company’s ordinary payroll practices, (ii) be eligible for the cash payment of his 2021 bonus (the “2021 Bonus”), if any, in an amount to be determined by the Compensation Committee of the Board (the “Committee”) and payable within 15 days of the 2021 Bonus’s approval by the Committee, (iii) not forfeit any equity awards still subject to vesting under the Company’s Amended and Restated 2019 Equity Incentive Plan, and (iv) be entitled to compensation for serving as a member of the Board in accordance with the Company’s existing director compensation program starting January 1, 2022. In addition, upon the Separation Date, the Company will make good faith efforts to remove Mr. LoCascio as the personal guarantor for certain Company accounts (the “Personal Guarantee Accounts”) and will indemnify Mr. LoCascio against any and all claims that may arise from the Personal Guarantee Accounts. As consideration for entering into the Separation Agreement, Mr. LoCascio agreed to a full and complete release of any and all waivable claims and rights against the Company, its parents, subsidiaries and affiliates, and each of their officers, directors, members, shareholders, employees, agents, representatives, consultants, fiduciaries, attorneys, insurers, benefit plans, plan administrators, joint venture partners, subsidiaries and affiliates, and all of their predecessors, successors, and assigns, up to and through the Separation Date.

Pursuant to the Separation Agreement, Mr. LoCascio is subject to certain continuing obligations and restrictions, including with respect to confidentiality, non-competition, non-solicitation and non-disparagement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1.

Item 7.01.    Regulation FD Disclosure.

On January 4, 2022, the Company issued a press release announcing Mr. LoCascio’s departure as President of the Company and the transition of Adam Schoenfeld from Chief Strategy Officer to Chief Marketing Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Investors and others should note that the Company may announce material information using press releases, presentation materials, public conference calls, webcasts and the “Investors” section of the Company’s website, which is accessible at www.gnln.com. In the future, the Company intends to continue to use these distribution channels to distribute material and other information about the Company and to communicate important information about the Company, key personnel, corporate initiatives, regulatory updates and other matters. The Company encourages investors, the media, business partners and others interested in the Company to review the information on the Company’s website. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting the “Email Alerts” page of the “Investors Resources” section of the Company’s website. While not all of the information posted on the Company’s website is or will be of a material nature, some of the information posted to the Company’s website may be deemed material. Information on the Company’s website is not incorporated by reference in this Current Report on Form 8-K and does not constitute a part of this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Item 8.01. Other Events

On December 30, 2021, the Company entered into a Secured Promissory Note (the “Loan”) with Mr. LoCascio, in which he agreed to provide the Company with a $8.0 million bridge loan maturing on June 30, 2022 (the “Maturity Date”), at a simple interest rate of 15% and secured by a continuing security interest in all the Company’s assets and properties whether then or thereafter existing or acquired, including its inventory and receivables (as defined under the Universal Commercial Code). The Loan also includes negative covenants restricting the Company’s ability to incur further indebtedness and engage in certain asset dispositions until the earlier of the Maturity Date or the date that the Loan has been fully repaid. The Company will owe no prepayment penalty to Mr. LoCascio if it elects to repay the Loan in full before the Maturity Date. As consideration for providing the Loan, a non-refundable origination fee of $120,328.77 was paid to Mr. LoCascio.

The terms of the Loan were negotiated and approved by the Audit Committee of the Board in accordance with the Company’s Related Party Transaction Policy and Procedures.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation and General Release Agreement by and between Warehouse Goods LLC and Aaron LoCascio, dated as of December 30, 2021.
99.1	Press Release of Greenlane Holdings, Inc., dated January 4, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: January 4, 2022	By:	/s/ William Mote
William Mote Chief Financial Officer